                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE
                                                        CONTACT:
                                                        JON S. BENNETT
                                                        VICE PRESIDENT AND
                                                        CHIEF  FINANCIAL OFFICER
                                                        MAJESTIC STAR CASINO
                                                        (702) 388-2224

                          MAJESTIC STAR CASINO ADJUSTS
                           THIRD QUARTER 2003 RESULTS


NOVEMBER 18, 2003, LAS VEGAS, NV - The Majestic Star Casino, LLC ("MSC") today announced adjusted financial results for the three- and nine-month periods ended September 30, 2003. MSC is a multi-jurisdictional gaming company that directly owns and operates one dockside gaming facility located in Gary, Indiana ("Majestic Star"), and indirectly owns and operates three Fitzgeralds brand casinos located in Tunica, Mississippi ("Fitzgeralds Tunica" or with respect to the operating subsidiary "Barden Mississippi Gaming, LLC"), Black Hawk, Colorado ("Fitzgeralds Black Hawk" or with respect to the operating subsidiary "Barden Colorado Gaming, LLC") and downtown Las Vegas, Nevada ("Fitzgeralds Las Vegas" or with respect to the operating subsidiary "Barden Nevada Gaming, LLC"). Unless indicated otherwise, the "Company" refers to The Majestic Star Casino, LLC and all of its direct and indirect subsidiaries.

In connection with the closing of the Company's internal financial statements for the month of October 31, 2003, the Company performed a monitoring level review of financial results for the period. During this review, it was determined that the liability for accrued payroll at Majestic Star at September 30, 2003 (which amount is the opening accrual for the month of October 2003) was understated by approximately $175,000 due to a computational error.

In the Company's press release dated November 12, 2003, the Company excluded Fitzgeralds Las Vegas from it consolidated results, since Fitzgeralds Las Vegas is now an unrestricted subsidiary of MSC and is not a guarantor to the $260.0 million 9-1/2% Senior Secured Notes issued on October 7, 2003. Our adjusted results, as presented below and consistent with our earlier press release regarding our third quarter 2003 results, will only present the financial results for MSC and its restricted and guarantor subsidiaries, which includes Majestic Investor Holdings, LLC, Fitzgeralds Tunica and Fitzgeralds Black Hawk.

Adjusted Financial Results Excluding Fitzgeralds Las Vegas

On a consolidated basis for the three-months ended September 30, 2003, the Company previously reported net income of $267,000, operating income of $8.3 million and EBITDA of $13.3 million. Adjusted consolidated net income, operating income and EBITDA for the three-months ended September 30, 2003 was $92,000, $8.1 million and


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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          2

$13.2 million, respectively. Consolidated net income, operating income and EBITDA for the three-months ended September 30, 2002 was $2.2 million, $10.3 million and $15.5 million, respectively.

For the nine-months ended September 30, 2003, the Company previously reported consolidated net income, operating income and EBITDA of $1.8 million, $25.8 million and $40.9 million, respectively. On a consolidated basis, adjusted net income, operating income and EBITDA was $1.6 million, $25.6 million and $40.7 million, respectively. For the nine-months ended September 30, 2002, consolidated net income, operating income and EBITDA was $4.6 million, $29.0 million and $44.4 million, respectively. For both the three- and nine-month periods ended September 30, 2003, the accrued payroll adjustment had no affect on the consolidated net revenues reported by the Company.

For the three-months ended September 30, 2003, Majestic Star previously reported net income of $791,000, operating income of $4.4 million and EBITDA of $6.3 million. Adjusted net income, operating income and EBITDA for the three-months ended September 30, 2003 was $616,000, $4.2 million and $6.2 million, respectively. Net income, operating income and EBITDA for the three-months ended September 30, 2002 was $1.2 million, $4.8 million and $7.2 million, respectively.

For the nine-months ended September 30, 2003, Majestic Star previously reported net income, operating income and EBITDA of $2.2 million, $13.0 million and $19.0 million, respectively. Adjusted net income, operating income and EBITDA was $2.1 million, $12.9 million and $18.8 million, respectively. For the nine-months ended September 30, 2002, net income, operating income and EBITDA was $3.4 million, $14.2 million and $21.1 million, respectively. For both the three- and nine-month periods ended September 30, 2003, the accrued payroll adjustment had no affect on the net revenues reported by Majestic Star.

EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management uses EBITDA as a measure of the Company's operating performance. Other companies may calculate EBITDA differently. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, or as an alternative to cash flow from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles of the United States of America. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. A reconciliation of net income to EBITDA is included in this press release.

This press release includes statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as adjusted, and Section 21E of the Securities Exchange Act of 1934, as adjusted, and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Words such as "believes", "anticipates", "estimates", "plans", "intends", "expects", "will" or "could" used in the Company's press releases and reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. All forward-looking statements involve risks and uncertainties. Although the Company believes its expectations are based upon reasonable assumptions within the bounds of its current


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MAJESTIC STAR CASINO ANNOUNCES THIRD QUARTER EARNINGS                          3

knowledge of its business and operations, there can be no assurances that actual results will not materially differ from expected results. The Company cautions that these and similar statements included in this press release and in previously filed periodic reports are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, without limitation: the risk of the Company's joint venture partner not making its lease payments when due in connection with the parking facility at Majestic Star; the ability to fund planned development needs and to service debt from existing operations and from new financing; increased competition in existing markets or the opening of new gaming jurisdictions; a decline in the public acceptance of gaming; the limitation, conditioning or suspension of our gaming licenses; increases in or new taxes imposed on gaming revenues, admissions and gaming devices; a finding of unsuitability by regulatory authorities with respect to the Company or its officers or key employees; loss and/or retirement of key employees; significant increase in fuel or transportation prices; adverse economic conditions in the Company's markets; severe and unusual weather in the Company's markets; adverse results of significant litigation matters; non-renewal of the Company's gaming licenses from the appropriate governmental authorities; and continuing effects of terrorist attacks and any future occurrences of terrorist attacks or other destabilizing events.

For more information on these and other factors, see The Majestic Star Casino, LLC's and Majestic Investor Holdings, LLC's most recently filed Form 10-Ks. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements and factors that may affect future results contained throughout this press release. The Company undertakes no obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

The Majestic Star Casino, LLC and Majestic Investor Holdings, LLC make available free of charge their annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. In addition, you may obtain a copy of such filings at www.sec.gov or from the applicable web site, www.majesticstar.com or www.fitzgeralds.com.

Reconciliation of Net Income to EBITDA

                                                    For the Three Months                       For the Nine Months
                                                     Ended September 30,                       Ended September 30,
                                                2003                  2002                  2003                    2002
                                           ---------------       ---------------       ---------------        ---------------
MAJESTIC STAR                                                                  (in thousands)

Net income                                 $           616       $         1,226       $         2,051        $         3,371
Interest expense, net                                3,522                 3,585                10,561                 10,744
Depreciation and amortization                        1,983                 2,330                 5,991                  6,892
Loss (gain) on sale of asset                             -                     -                   126                     (9)
Other non-operating expenses                            38                    38                   113                    104
                                           ---------------       ---------------       ---------------        ---------------
EBITDA                                     $         6,159       $         7,179       $        18,842        $        21,102
                                           ===============       ===============       ===============        ===============

TOTAL GUARANTORS
Net income                                 $            92       $         2,246       $         1,597        $         4,645
Interest expense, net                                7,939                 8,010                23,787                 24,207
Depreciation and amortization                        5,076                 5,217                15,072                 15,395
Loss on sale of asset                                    5                    10                   106                      -
Other non-operating expenses                            47                    49                   142                    142
                                           ---------------       ---------------       ---------------        ---------------
EBITDA                                     $        13,159       $        15,532       $        40,704        $        44,389
                                           ===============       ===============       ===============        ===============